Exhibit 21.1

Subsidiaries of the Registrants

Subsidiaries of MetroPCS Communications, Inc.	Jurisdiction of Organization

MetroPCS, Inc.	Delaware
MetroPCS Wireless, Inc.	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
GWI PCS1, Inc.	Delaware
Royal Street Communications, LLC	Delaware

Subsidiaries of MetroPCS, Inc.	Jurisdiction of Organization

MetroPCS Wireless, Inc.	Delaware
MetroPCS Michigan, Inc.	Delaware
MetroPCS Texas, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
GWI PCS1, Inc.	Delaware
Royal Street Communications, LLC	Delaware